Exhibit 23.  Consents of Experts and Counsel


CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Dravo Corporation:

We consent to incorporation by reference in registration statements Nos. 33-23632, 2-84462, 2-64137, 33-54179, 333-01689, 333-01691 and 333-07537 on Form
S-8, No. 33-17356 on Form S-3, Amendment No. 1 to No. 2-87555 on Form S-8/S-3, and No. 2-71993 on Form S-16 amended by Form S-3 of Dravo Corporation, of our reports dated January 21, 1998 relating to the consolidated balance sheets of Dravo Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of earnings, retained earnings, and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1997 which reports appear in, or are incorporated by reference in, the December 31, 1997 annual report on Form 10-K of Dravo Corporation.

                                         /s/ KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
March 27, 1998

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